EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Western Digital Corporation:

We consent to the incorporation by reference in the registration statements on Forms S-8 (Nos. 2-76179, 2-97365, 33-9853, 33-57953, 33-60166, 33-60168, 33-51725, 333-20359, 333-31487, 333-41423, 333-42991, 333-70413, 333-95499, 333-36332, 333-56738, 33-24585, 33-33365, 33-56128, 333-107227, 333-111130, 333-122475, 333-129813, and 333-155661) and S-3 (Nos. 33-51695, 333-36350, 333-49250, 333-70785 and 333-52463) of Western Digital Corporation and subsidiaries of our reports dated August 13, 2009 related to the consolidated balance sheets of Western Digital Corporation as of July 3, 2009 and June 27, 2008 and the related consolidated statements of income, shareholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended July 3, 2009, and the related financial statement schedule, and the effectiveness of internal control over financial reporting as of July 3, 2009, which reports appear in the July 3, 2009 Annual Report on Form 10-K of Western Digital Corporation.

/s/  KPMG LLP

August 13, 2009
Irvine, California